Exhibit 99.1

BARE ESCENTUALS, INC. NAMES NEW INDEPENDENT DIRECTOR TO BOARD;
REITERATES FISCAL 2007 AND FISCAL 2008 GUIDANCE

SAN FRANCISCO, CA (November 29, 2007) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced that Kristina Leslie has been appointed as an independent member of the Company’s Board of Directors, effective November 27, 2007. Ms. Leslie was also appointed to the Board’s audit committee. Ms. Leslie brings over 15 years of private and public company strategic and financial management experience, most recently as Chief Financial Officer of Dreamworks Animation SKG.

“Kristina is a great addition to our Board,” said Leslie Blodgett, Chief Executive Officer. “She brings deep experience on a wide range of accounting, corporate finance, governance and tax issues. Her financial knowledge will be invaluable as we work to enhance the value of our existing businesses and expand our points of distribution both domestically and abroad.”

Ms. Leslie served as Chief Financial Officer of DreamWorks Animation SKG from its IPO in October 2004 through February 2007. Previously, she served in the same capacity at DreamWorks Studios SKG since the fall of 2003 and oversaw the corporate finance and strategic planning functions for the company since 1996. Prior to joining DreamWorks, Ms. Leslie was Director of Financial Planning at Viacom following its acquisition of Paramount Communications, where she served in various finance positions including treasury, investor relations and strategic planning since 1990.

Following this appointment, the Company’s Board will consist of nine directors.

In addition, Bare Escentuals is reiterating the Company’s previously issued fiscal 2007 diluted earnings per share guidance of a range of $0.89 to $0.94 on approximately 93.2 million shares outstanding and its fiscal 2008 diluted earnings per share guidance of a range of $1.13 to $1.18.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the fastest growing prestige cosmetic companies in the United States and a leader in mineral-based cosmetics. The Company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell cosmetics, skin care, and body care products under its bareMinerals,  RareMinerals and namesake Bare Escentuals brands, and professional skin care products under its md formulations brand through infomercials, home shopping television, specialty beauty retailers, company-owned boutiques, spas and salons, and online shopping. (BARE-F)

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations and estimates of our financial results and capital expenditures for future periods. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness, which was $279.9 million as of September 30, 2007; changes in general economic or market conditions; and other risk factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2006 as well as our Quarterly Report on Form 10-Q for the quarter ended July 1, 2007, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:	Andrew Greenebaum / Christine Lumpkins
ICR, Inc.
agreenebaum@icrinc.com ; clumpkins@icrinc.com
(310) 954-1100

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